UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2006 (June 5, 2006)

ADVANCED MEDICAL OPTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-31257	33-0986820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 E. St. Andrew Place Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 247-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously reported, beginning in fiscal 2006, Advanced Medical Optics, Inc. (“AMO,” “we”, “us” or “our”) reclassified our reportable operating segments. Through 2005, our reportable operating segments were based on geographic regions which comprised the Americas, which included North and South America, Europe / Africa / Middle East, Japan and Asia Pacific, which excluded Japan and included New Zealand and Australia. Beginning on January 1, 2006, we reclassified our reportable operating segments into the following three business units: Cataract/Implant, Laser Vision Correction and Eye Care.

Pursuant to guidance provided by the Securities and Exchange Commission, we have recast in Exhibit 99.1 filed with this Current Report on Form 8-K the following items that were contained in our Annual Report on Form 10-K for the year ended December 31, 2005, to reflect this change in our reportable operating segments: Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 8, “Financial Statements and Supplementary Data.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL OPTICS, INC.
(Registrant)

	By:	/s/ RICHARD A. MEIER
Date: June 6, 2006		Richard A. Meier
Executive Vice President, Operations,
President, Eye Care Business, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.
23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations and Audited Consolidated Financial Statements of Advanced Medical Optics, Inc., as of December 31, 2005 and 2004, and for each of the three years in the three-year period ended December 31, 2005, reflecting the change in reportable segments, and including the Report of Independent Registered Public Accounting Firm dated March 13, 2006, except for Notes 2, 5 and 14, as to which the date is June 2, 2006